       THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT
      BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE
         SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT
         BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND
            REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

                                     WARRANT

                       TO PURCHASE CLASS A COMMON STOCK OF

                           NOBLE BROADCAST GROUP, INC.

                 THIS IS TO CERTIFY THAT JACOR COMMUNICATION, INC. or registered assigns, is entitled, at any time after the occurrence of a Triggering Event and prior to the Expiration Date (as hereinafter defined), to purchase from NOBLE BROADCAST GROUP, INC. a Delaware corporation (the "Company"), such number of shares of Class A Common Stock as shall equal the Warrant Amount in whole or in part, at the Current Warrant Price (or a pro rata share thereof if this Warrant is exercised for less than the full Warrant Amount), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

                                    ARTICLE 1

                                   DEFINITIONS

                 1.1 CERTAIN DEFINITIONS. As used in this Warrant, the following terms have the respective meanings set forth below:

                 1.1.1 "APPLICABLE PERCENTAGE" means seventy-nine and one-tenth percent (79.1%).

                 1.1.2 "BFI" means Broadcast Finance, Inc., an Ohio corporation.

                 1.1.3 "BUSINESS DAY" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Ohio.

                 1.1.4 "CLASS A STOCK" means the shares of Common Stock of the Company designated as Class A under its Restated Certificate of Incorporation.

                 1.1.5 "CLASS B STOCK" means the shares of Common Stock of the Company designated as Class B under its Restated Certificate of Incorporation.

                 1.1.6 "CLOSING DATE" shall have the meaning set forth in the Investment Agreement.

                 1.1.7 "COMMISSION" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                 1.1.8 "COMMON STOCK" means (except where the context otherwise indicated) the Class A Stock and Class B Stock, no par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and
                 (ii) shares of common stock of any successor or acquiring corporation (as defined in SECTION 4.2) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by SECTION 4.2.

                 1.1.9 "CURRENT WARRANT PRICE" means $1.00 in the aggregate.

                 1.1.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                 1.1.11 "EXERCISE PERIOD" means the period during which this Warrant is exercisable pursuant to SECTION 2.1.

                 1.1.12 "EXPIRATION DATE" means the twentieth anniversary of the Closing Date.

                 1.1.13 "FULLY DILUTED OUTSTANDING" means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date but not including shares issuable under outstanding Warrants issued pursuant to the Investment Agreement.

                 1.1.14 "GAAP" means generally accepted accounting principles in the United States of America as from time to time in effect.

                 1.1.15 "HOLDER" means the Person or Persons in whose name the Warrant set forth herein is properly registered on the books of the Company maintained for such purposes.

                 1.1.16 "INVESTMENT AGREEMENT" means the Investment Agreement of even date herewith, by and between the Company and Jacor, or any successor agreement between such parties.

                 1.1.17 "JACOR" means Jacor Communications, Inc., an Ohio corporation and its designees.

                 1.1.18 "NEW CREDIT AGREEMENT" means the Credit Agreement between BFI and the Company, pursuant to which the Company shall have obtained a secured loan facility from BFI.

                 1.1.19 "OTHER PROPERTY" shall have the meaning set forth in
                 SECTION 4.2.

                 1.1.20 "OUTSTANDING" means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                 1.1.21 "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                 1.1.22 "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between the Company and Jacor of even date herewith.

                 1.1.23 "REGISTRATION STATEMENT" means any registration statement, prospectus or written communication (other than transmittal letters) made pursuant to the Securities Act.

                 1.1.24 "RESTRICTED COMMON STOCK" means shares of Class A Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in SECTION 9.1.1.

                 1.1.25 "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 1.1.26 "SUBSIDIARY" means any corporation, association, partnership, joint venture or other business entity of which the Company and/or any Subsidiary of the Company either (a) in respect of a corporation, owns or controls, directly or indirectly, fifty percent (50%) or more of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than fifty percent (50%) of the profits and losses, however determined.

                 1.1.27 "TRANSFER" means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

                 1.1.28 "TRANSFER NOTICE" shall have the meaning set forth in
                 SECTION 9.2.

                 1.1.29 "TRIGGERING EVENT" has the meaning ascribed to it in [SECTION 10.1] of the Investment Agreement.

                 1.1.30 "WARRANT" means this Warrant and all warrants issued upon transfer, division or combination thereof, or in substitution therefor. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Class A Stock for which they may be exercised.

                 1.1.31 "WARRANT AMOUNT" means an amount of Class A Stock determined at the time of exercise of the Warrant by dividing the then Fully Diluted Outstanding by the percentage obtained by subtracting the then Applicable Percentage from 100%, and multiplying the result by the then Applicable Percentage.

                 1.1.32   "WARRANT PRICE" means $1.00 in the aggregate.

                 1.1.33 "WARRANT STOCK" means the shares of Class A Stock purchasable by the Holder of the Warrant upon the exercise thereof.

                                    ARTICLE 2

                               EXERCISE OF WARRANT

                 2.1 MANNER OF EXERCISE. At any time after the occurrence of a Triggering Event, and until 5:00 p.m., Cincinnati, Ohio time, on the Expiration Date, Holder may exercise this Warrant from time to time, on any Business Day, for all or any part of the number of shares of Class A Stock purchasable hereunder.

                 In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 4891 Pacific Highway, San Diego, California 92110 or at the office or agency designated by the Company pursuant to ARTICLE 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (ii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof and subject to compliance with ARTICLE 7 hereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, and at the option of the Company cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to ARTICLE 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to
SECTION 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Class A Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

                 2.2. PAYMENT OF TAXES. All shares of Class A Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable. The Company shall pay all expenses in connection with, and all taxes and other governments charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Class A Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

                 2.3. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Class A Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of a Warrant, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company may at its option make a cash payment in respect of such final fraction in an amount equal to the same fraction of the fair market value per share of Class A Stock on the date of exercise.

                 2.4. CONTINUED VALIDITY. A holder of shares of Class A Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under ARTICLE 9,
ARTICLE 10 and ARTICLE 12 of this Warrant. The Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Class A Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such Holder, its continuing, obligation to afford to such Holder all such rights; provided, however, that if such Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder all such rights.

                                    ARTICLE 3

                       TRANSFER, DIVISION AND COMBINATION

                 3.1. TRANSFER. Subject to compliance with ARTICLE 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in
SECTION 2.1 or the office or agency designated by the Company pursuant to
ARTICLE 12, together with a written assignment of this Warrant in a form acceptable to Company duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to ARTICLE 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with ARTICLE 9, may be exercised by a new Holder for the purchase of shares of Class A Stock without having a new Warrant issued.

                 3.2. DIVISION AND COMBINATION. Subject to SECTION 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with SECTION
3.1 and with ARTICLE 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                 3.3. EXPENSES. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this ARTICLE [3].

                 3.4. MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

                                    ARTICLE 4

                                   ADJUSTMENTS

                 4.1. RESTRICTIONS ON DISTRIBUTIONS AND RECLASSIFICATIONS. For so long as this Warrant shall remain outstanding, the Company shall not authorize any dividend or other distribution to holders of Common Stock. including, but not limited to, any dividend or other distribution to holders of Common Stock of:

                 (a) cash,

                 (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash), or

                 (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash).

                 For so long as this Warrant shall remain outstanding, the Company shall not reclassify the Class A Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of any other class of stock.

                 4.2. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Class A Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Class A Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of such Holder's Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving, corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Class A Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Class A Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this ARTICLE
4. For purposes of this SECTION 4.2, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this SECTION 4.2 shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

                                    ARTICLE 5

                           NOTICES TO WARRANT HOLDERS

                 5.1. NOTICE OF ADJUSTMENTS. Whenever an adjustment is required under ARTICLE 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to SECTION 4.2) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the

Current Warrant Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with SECTION 14.2. The Company shall keep at its office or agency designated pursuant to ARTICLE 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

                 5.2. NOTICE OF CERTAIN CORPORATE ACTION. Subject to compliance with the policies and regulations of the Federal Communications Commission, the Company shall provide to the Holder all notice of corporate action as the Company is require to provide to a holder of Class A Stock.

                                    ARTICLE 6

                                  NO IMPAIRMENT

                 The Company shall not, directly or indirectly (through a subsidiary), by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Class A Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                 Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

                                    ARTICLE 7

                 RESERVATION AND AUTHORIZATION OF COMMON STOCK:
           REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

                 From and after the Closing Date, the Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Class A Stock as would be sufficient at such time to permit the exercise in full of all outstanding Warrants. All shares of Class A Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and their issuance shall not trigger preemptive rights of others.

                 The Company shall take any corporate action necessary to reduce or eliminate the then par value, if any, of the shares of Class A Stock issuable upon exercise of the Warrants which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at the Current Warrant Price.

                 If any shares of Class A Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in ARTICLE 9) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

                 Issuance of Class A Stock upon exercise of this Warrant shall be subject to obtaining any necessary approvals from the Federal Communications Commission and any necessary approvals required under the Hart-Scott-Rodino Act. If such approvals are required, the Company shall cooperate with and assist the Holder in obtaining such approvals as expeditiously as possible.

                                    ARTICLE 8

           TAKING OF RECORD: STOCK AND WARRANT TRANSFER BOOKS; VOTING

                 8.1. RECORD DATE, TRANSFER RECORDS. In the case of all dividends or other distributions by the Company to the holders of its Class A Stock with respect to which any provision of ARTICLE 4 applies, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                 8.2. VOTING. Until the Holder has exercised this Warrant to acquire Class A Stock, then the Holder of this Warrant shall not be entitled to vote upon any matters submitted to a vote of holders of Class A Stock.

                                    ARTICLE 9

                         RESTRICTIONS ON TRANSFERABILITY

                 The Warrant and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this ARTICLE [9], which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this ARTICLE [9].

                 9.1.     RESTRICTIVE LEGEND.

                 9.1.1 Except as otherwise provided in this ARTICLE [9], each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE SUBJECT TO THE CONDITIONS SPECIFIED IN A CERTAIN WARRANT DATED AS OF FEBRUARY 20, 1996, ORIGINALLY ISSUED BY NOBLE BROADCAST GROUP, INC. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF SAID WARRANT IS ON FILE WITH THE SECRETARY OF NOBLE BROADCAST GROUP, INC. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT."

                 9.1.2 Except as otherwise provided in this ARTICLE 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT."

                 9.2. NOTICE OF PROMISED TRANSFERS: REQUEST FOR REGISTRATION. Prior to any Transfer or attempted Transfer of any Warrant or any shares of Restricted Common Stock, the Holder of such Warrant or Restricted Common Stock shall give five days' prior written notice (a "Transfer Notice") to the Company of such Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to such Holder who shall be reasonably satisfactory to the Company, an opinion reasonably satisfactory to the Company that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act or the securities laws of any state or other jurisdiction. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, acknowledge receipt of such Transfer Notice to the Holder of such Warrant or such Restricted Common Stock and such Holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in SECTION 9.1.1, and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in SECTION 9.1.2, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The Holder of the Warrants or the Restricted Common Stock, as the case may be, giving the Transfer Notice shall not be entitled to transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this SECTION 9.2 unless the Company is withholding such notice in bad faith.

                 The foregoing notwithstanding the Holder shall be free to transfer the Warrant or shares of Restricted Common Stock freely among its parent, subsidiary and sister corporations so long as the transferee acknowledges the application of this ARTICLE 9 to subsequent transfers.

                 The Holders of Warrants and Warrant Stock shall have the right to request registration of such Warrant Stock pursuant to the Registration Rights Agreement.

                 9.3. TERMINATION OF RESTRICTIONS. Notwithstanding, the foregoing provisions of ARTICLE 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock and the legend requirements of SECTION 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by ARTICLE [9] shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following, legend in place of the restrictive legend set forth hereon:

                 "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN ARTICLE 9 HEREOF TERMINATED ON 19_, AND ARE OF NO FURTHER FORCE AND EFFECT."

                 All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed therein. Wherever the restrictions imposed by this SECTION 9.3 shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in SECTION 9.1.1.

                 9.4. LISTING ON SECURITIES EXCHANGE. If the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during the Exercise Period.

                                   ARTICLE 10

                              SUPPLYING INFORMATION

                 The Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

                                   ARTICLE 11

                               LOSS OR MUTILATION

                 Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of Holder shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

                                   ARTICLE 12

                              OFFICE OF THE COMPANY

                 As long as any Warrant remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where a Warrant may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

                                   ARTICLE 13

                       FINANCIAL AND BUSINESS INFORMATION

                 12.1. QUARTERLY INFORMATION. The Company will deliver to each Holder, as soon as practicable after the end of each fiscal quarter of the Company, and in any event within 45 days thereafter, one copy of an unaudited consolidated balance sheet of the Company and each Subsidiary as at the close of such quarter, and the related unaudited consolidated statements of income and cash flow position of the Company for such quarter and, in the case of the second, third and fourth quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by the Company in accordance with GAAP and accompanied by the certification of the Company's chief executive officer and chief financial officer that such financial statements are complete and correct and present fairly the consolidated financial position, results of operations and cash flow position of the Company and its subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be.

                 12.2. ANNUAL INFORMATION. The Company will deliver to each Holder as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, one copy of:

                 12.2.1 an audited consolidated balance sheet of the Company and each Subsidiary as at the end of such year, and

                 12.2.2 audited consolidated statements of income, retained earnings and forth in cash flow position of the Company and each Subsidiary for such year; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by
                 (i) an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company and (ii) a report of such independent certified public accountants confirming any adjustment made pursuant to ARTICLE 4 during such year.

                 12.3. FILINGS. Upon registration of the Common Stock with the Commission, the Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any Registration Statement filed by the Company with (i) the Commission or
(ii) any securities exchange on which shares of Common Stock are listed.

                                   ARTICLE 13

                             LIMITATION OF LIABILITY

                 No provision hereof, in the absence of affirmative action by Holder to purchase shares of Class A Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Class A Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                                   ARTICLE 14

                                  MISCELLANEOUS

                 14.1. NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                 14.2. NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 14.2.1 If to Holder or any holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

                 The current address of Holder is c/o:

                                  Jacor Communications, Inc.
                                  1300 PNC Center
                                  201 East Fifth Street
                                  Cincinnati, Ohio  45202
                                  Attention:  Randy Michaels
                                  Fax:  (513) 621-6087

                          with a copy (which shall not constitute notice) to:

                                  Graydon, Head & Ritchey
                                  1900 Fifth Third Center
                                  511 Walnut Street
                                  Cincinnati, Ohio  45202
                                  Attention:  John J. Kropp, Esq.
                                  Fax:  (513) 651-3836

                 14.2.2  If to the Company at:

                                  4891 Pacific Highway
                                  San Diego, California 92110
                                  Attention: John T. Lynch
                                  Copy To: Frank A. DeFrancesco
                                  Fax: (619) 294-9393

or at such other address as may be substituted by notice given as herein provided. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger or telefax transmission log being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                 14.3. REMEDIES. Each Holder of a Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entities to specific performance of its rights under ARTICLE [9] of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of ARTICLE [9] of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 14.4. SUCCESSORS AND ASSIGNS. Subject to the provisions of
SECTION 3.1 and ARTICLE 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

                 14.5. AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder, provided that no such Warrant may be modified or amended to reduce the number of shares of Class A Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

                 14.6. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                 14.7. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                 14.8. GOVERNING LAW. This Warrant shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated: February 20, 1996

                                                   NOBLE BROADCAST GROUP, INC.

                                                   By:_________________________
                                                   Printed: ___________________
                                                   Title:______________________

Attest:

By:_________________________
Printed: ___________________
Title:_____________________

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT]

                 The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ___ Shares of Common Stock of Noble Broadcast Group, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _______________________ whose address is ______________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                    ------------------------------------
                                    (Name of Registered Owner)

                                    ------------------------------------
                                    (Signature of Registered Owner)

                                    ------------------------------------
                                    (Street Address)

                                    ------------------------------------
                                    (City)       (State)    (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.